POWER OF ATTORNEY

The undersigned with respect to the matters described herein, hereby constitutes and appoints Bradley A. Feuer, Peter M. Herpich, Allen W. Lindstrom, Sheedeh Moayery and Michelle L. Smith, each of whom may act individually, as my true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned all forms or documents
	(collectively, the "Forms") to be filed under the Securities Exchange Act
	of 1934, as amended, and the rules thereunder (collectively, the "Exchange
	Act") with respect to transactions by the undersigned in securities issued
	by Barnes & Noble, Inc. (the "Company"), including without limitation any
	Forms 3, 4 or 5, Form 144 or Schedule 13D, and any amendments to any of the
	foregoing;

(2)	Do and perform any and all acts for and on behalf of the undersigned that
	may be necessary or desirable to complete and execute any such Forms and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any other action of any type whatsoever in connection with the
	foregoing that, in the opinion of such attorney-in-fact, may be of benefit
	to, in the best interest of, or legally required by, the undersigned. The
	undersigned understands and confirms that the Forms executed by such
	attorney-in-fact on behalf of the undersigned pursuant to this Power of
	Attorney shall be in such form and shall contain such terms and conditions
	as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, and shall not be liable or responsible for, nor shall the Company be liable or responsible for, any of the undersigned's responsibilities to comply with the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities issued by the Company, unless earlier revoked with respect to any of the attorneys-in-fact named herein by the undersigned in a signed writing delivered to such person or persons or the Company.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of March, 2019.

	/s/Carlo Pochintesta
	__________________________
	Name: Carlo Pochintesta